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Exhibit 5

OSWALD & YAP Lawyers A Professional Corporation
Michael A. Oswald	16148 Sand Canyon	Northern California Office:
Calvin C.S. Yap	Irvine, California 92618	One Maritime Plaza
Lynne Bolduc	Telephone (949) 788-8900	Suite 1040
William L. Buus	Facsimile (949) 788-8980	San Francisco, California 94111
Richard T. Hsueh
Edward W. Russey, III		Midwestern Office:
Carol A. Gefis		53 West Jackson Boulevard
Christopher T. Jain		Suite 1550
Eric Leach		Chicago, Illinois 60604
Cherrie Tsai
Ashley C. L. Brown		Of Counsel:
John W. Allured
Senior Counsel:		Thomas G. Gardiner
Reed M. Williams

July 1, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

        Re: Nucotec, Inc.

Ladies and Gentlemen:

        This office represents Nucotec, Inc., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 5,000,000 shares of the Registrant's Common Stock issuable under the Plan (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

        Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

OSWALD & YAP

/s/ Oswald & Yap

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  Exhibit 5